UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(C)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

E-SMART TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To the Shareholders of e-Smart Technologies, Inc.:

The enclosed Information Statement is furnished to the holders of shares of common stock, $0.001 par value of E-Smart Technologies, Inc. to provide a comprehensive overview of actions previously taken, approved by and reported to shareholders, describe recent actions relating to the financing and Recapitalization of the Company, report approval of a reverse split of the Company’s outstanding stock at a ratio of one share for every twenty shares outstanding, and report the election of directors to serve until the Annual Meeting of Shareholders in 2009.

The Information Statement is being sent to our shareholders to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended, or Exchange Act, and Section 78.320 of the Nevada Revised Statutes, or NRS. Except as otherwise noted, all references in this information statement to the “company,” “we,” “us,” or “our” refers to e-Smart Technologies, Inc.

On December 31, 2008, the holders of all outstanding shares of our Series A Convertible Preferred Stock, representing approximately 61 % of the total number of shares outstanding considered, approved and ratified each of the actions described in items 1 through 4 above and voted “for” each of the nominees for director named in this Information Statement. This consent of shareholders is sufficient to approve each of the actions described in items 1 through 4 and to elect the nominees named in this Information Statement. Accordingly, the actions and election of directors will not be submitted to the other shareholders of the company for a vote.

Under Section 78.320 of the NRS, we are required to provide prompt notice of the taking of any corporate action without a meeting to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of shareholders to take the actions were delivered to us. As of December 31, 2008, there were 715,503,509 (without the common equivalent attributable to the Series A preferred) shares of our common stock outstanding, each of which would have been entitled to one vote at a meeting called to approve the items described in this Information Statement and for the election of directors.

The enclosed Information Statement describes items 1 through 4 above and the election of directors in more detail. You are encouraged to read the entire document carefully.

THIS INFORMATION STATEMENT IS DATED DECEMBER 31, 2008 AND IS FIRST BEING SENT TO SHAREHOLDERS ON OR ABOUT JULY 7, 2009.

Very truly yours,

/s/ Mary A. Grace
Mary A. Grace
President and Chief Executive Officer

E-SMART TECHNOLOGIES, INC.

526 West 26th Street

Suite 710

New York, New York 10001

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are distributing this Information Statement to our shareholders in satisfaction of any notice requirements we may have under the Securities Exchange Act of 1934, as amended, and applicable Nevada law. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under applicable Nevada law are afforded to our shareholders as a result of the adoption of these resolutions.

The expenses in connection with the distribution of this Information Statement, which are anticipated to be approximately $25,000, will be paid by the company.

Background

On May 15, 2008, the holders of the Series A Preferred Shares, which possesses a vote equal to 61% of the total number of outstanding shares, ratified and approved the actions previously taken in relation to the Recapitalization of the Company and approved the reverse stock split and the election to our Board of Directors from the nominees described in this Information Statement.

Interest of Certain Persons In or Opposition to Matters Acted Upon

Except as otherwise described below, no director, officer, nominee for election as a director, associate of any director, officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other shareholders pro rata in accordance with their respective interests.

Forward Looking Statements

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding the company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially, depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

Additional Information

We are subject to the information reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, which may be downloaded free of charge.

Incorporation of Financial Information

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents, we have previously filed with the SEC: [2005 filings, Annual Report on Form 10-KSB for the year ended December 31, 2006, our quarterly reports on Form 10-QSB for the quarterly periods ended March 30, 2007, June 30, 2007 and September 30, 2007, our 8K filed on May 4, 2007, and [our Annual Report on Form 10-KSB for the year ended December 31, 2007, filed on May 27, 2009.] We will be distributing a copy of these reports with this Information Statement. You may request an additional copy of these filings at no cost, by writing or telephoning us at the following address:

E-Smart Technologies, Inc.

526 West 26th Street, Suite 710

New York, NY 10001

Telephone: (212) 727-3790

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purposes and effect of the actions and election of directors described herein. Your consent to these actions is not required and is not being solicited in connection with these actions and the election of directors. This Information Statement is intended to provide our shareholders with information required by the rules and regulations of the Securities Exchange Act of 1934, as amended, and applicable Nevada law.

ITEM 1 - ISSUANCE OF 17,500,000 SHARES OF THE COMPANY’S SERIES A PREFERRED STOCK

As part of the original Plan of Reorganization, the Board of Directors of the company adopted a resolution unanimously approving and recommending to the company’s shareholders the issuance of 17,500,000 of the total of 20,000,000 shares of what is commonly known as “blank check” preferred stock. The term “blank check” preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors of a company.

The Board of Directors and management approved the issuance of the Series A Preferred as part of a broader agreement with the Company’s principal shareholder, IVI Smart Technologies. As of the date of the approval of the issuance of the Series A Preferred in October 2005, IVI owned 68% of the common stock of the Company and was the owner of biometric technology licensed to and used by the company in its biometric smart card products. As of the date of the agreement, IVI was owed a substantial quantity of stock from the Company including stock in relation to financing provided to the Company from IVI, and additional stock owed in relation to licenses of the technology owned by IVI and employed by e-Smart in its biometric products. The amount of stock owed to IVI under those prior agreements and understandings was greater than 100% of the entire amount of issued and outstanding stock.

As of that date, the Company was also in need of additional financing as it continued its effort to finalize its long term financing. IVI as the principal shareholder of the Company, had a substantial interest in the successful commercialization of the technology by the Company and the ability of the Company to continue to attract investors in the future.

Based on those circumstances, IVI and e-Smart agreed that IVI would receive 17,500,000 Series A Preferred Shares, which Series A Preferred Shares would possess the same percentage of voting control as was held by IVI at that point in time. In exchange, IVI committed to continue to provide financing for the Company, and agreed to surrender its current shareholdings and shareholdings owed to it for the grant of the Series A Preferred Shares and the continuing ongoing 70% voting control until and after the Preferred Shares are issued.

This agreement with respect to issuance of the Preferred Shares was approved by the majority of shareholders in October 2005. It was also discussed in subsequent periodic filings including the Annual Report on Form 10-KSB for the periods ended December 31, 2005 and 2006.

In May 2007, the Company began the implementation of the Plan of Reorganization, and issued an 8K reporting that the Company had issued to IVI a total of 17,500,000 of the Series A Preferred Shares which possessed 70% voting control. The Company also reported that designation of additional rights and preferences of the Series A Preferred was subject to finalization of the terms of long term financing still under negotiation.

As of April 2008, IVI sought to finalize the additional rights and preferences of the Series A Preferred, and it was the determination of the Board and management of the Company that the designations of rights and preferences should proceed. Since the initial Plan of Reorganization, IVI had also provided substantial additional financing to the Company, had received the grant of the core patent for the Company’s technology, and IVI had granted six additional technologies for which IVI had filed for patents, relating to enhancements of or developments in the biometric technology (for a total of nine technologies granted under the Exclusive Use and Distribution Agreements as amended pursuant to the Amended License Agreement of December 8, 2007. Under the terms of prior agreements between the Company and IVI, the Company would have owed substantial quantities of additional stock to IVI substantially in excess of 70% of the Company for both financing activities and technology licenses essential to the incorporation of new technology in the Company’s products.

Based on these circumstances, management and the Board have approved rights and designations for the Series A Preferred Shares. Under the terms of the Certificate of Rights and Designations approved by the Board, the Series A Preferred Stock are convertible into shares of common stock at a conversion ration of 65.19189 shares of common stock for each share of Series A Preferred. Holders of Series A Preferred shares are entitled to vote their shares on an “as converted” basis with the outstanding common stock and as a result will, upon issuance, represent approximately 61% of the total number of shares outstanding. The Series A Preferred conversion ratio is subject to adjustment as a result of stock splits or combinations involving the common stock, reclassifications, exchanges, substitutions or reorganizations. Shares of Series A Preferred are entitled to receive any dividend or other distribution made on the common stock on an “as converted” basis.

The preferred stock may have priority over the Common Stock upon liquidation and priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights, of the Common Stock as is normal and usual for Preferred Stock in other companies.

These and all other rights and preferences of the Series A Preferred Stock are set forth in the form of amended Articles of Incorporation attached to this Information Statement.

ITEM 2 - INCREASES IN AUTHORIZED SHARES

The Board of Directors and shareholders holding a majority of the outstanding shares have previously approved and ratified two amendments to our Articles of Incorporation increasing the number of authorized shares of our common stock from 200,000,000 to 500,000,000, and then to 730,000,000. The Board of Directors believes that the increases in the authorized shares are necessary (i) to reserve sufficient shares for issuance upon the conversion or exercise of Series A Preferred Stock and in relation to convertible debt, warrants and stock options and (ii) to provide us with the flexibility to act in the future with respect to financings, acquisitions, stock splits, stock option plans and other corporate purposes, without the delay and expense of obtaining shareholder approval each time an opportunity requiring the issuance of shares may arise.

Nevada Anti-Takeover Provisions

The anti-takeover provisions of Sections 78.411 through 78.445 of the Nevada Corporation Law apply to us. Section 78.438 of the Nevada law prohibits the company from merging with or selling more that 5% of our assets or stock to any shareholder who owns or owned more than 10% of our stock or any entity related to a 10% shareholder for three years after the date on which the shareholder acquired our shares, unless the transaction is approved by our Board of Directors. The provisions prohibit us from completing any of the transactions described in the preceding sentence with a 10% shareholder who has held the shares for less than three years and its related entities unless the transaction is approved by our Board of Directors or holders of a majority of our outstanding shares, other than shares owned by that 10% shareholder or any related entity. These provisions could delay, defer or prevent a change in control of the company.

No Dissenter’s Rights

Under Nevada law, our dissenting shareholders are not entitled to appraisal rights with respect to the amendments to our Articles of Incorporation, and we will not independently provide our shareholders with any such right.

ITEM 3 - REVERSE STOCK SPLIT

As part of the initial Plan of Reorganization, the Board approved a reverse stock split of the Company’s outstanding common stock.

On February 29, 2008, the Board of Directors approved an amendment to our Articles of Incorporation effectuating a reverse stock split of the company’s outstanding common stock at a ratio of one share for every twenty shares of common stock outstanding. The Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the shareholders, to effect the reverse stock split by filing of an amendment to our Articles of Incorporation substantially in the form attached to this Information Statement. This reverse stock split will take effect no sooner than July 15, 2009, for shareholders of record of the company as of the close of business on the effective date of the reverse stock split. Under Nevada law and our Articles of Incorporation and Bylaws, no shareholder has any right to dissent to the proposed reverse stock split and is not entitled to appraisal of or payment for their shares of our stock.

Purpose

The Board of Directors approved an amendment to the company’s Articles of Incorporation to effect the reverse stock split in order to reduce the number of outstanding shares of our common stock to a level more consistent with other public companies with a similar anticipated market capitalization. The Board of Directors anticipates that the company will also issue additional authorized but unissued shares to raise capital to fund the company’s operations, but there is no agreement or understanding with any person regarding any such issuance.

The Board of Directors believes that the reverse stock split is in the best interest of the company and the shareholders, but can give no assurances, however, that the reverse stock split will have the desired benefits.

Effect on Authorized and Outstanding Shares

At December 31, 2008, the company has 715,503,509 common shares outstanding of 730,000,000 authorized, plus 17,500,000 of the 20,000,000 preferred shares authorized which converted (@65.19189 per share) equal to a number of shares equal to 61% additional shares, for a total of 1,856,361,584 common shares. The reverse stock split, if effectuated, would reduce the number of issued and outstanding shares of common stock, but would not change the number of authorized shares, the par value or the voting rights of the common stock and, except for the impact of fractional shares, each shareholder’s proportionate ownership in the company would be the same immediately before and after the reverse stock split. Immediately following the effectiveness of the one-to-twenty reverse stock split, there will be an equivalent of approximately 92,818,000 shares of our converted preferred stock and common stock issued and outstanding, and 637,182,000 common shares and 2,500,000 preferred shares authorized, but unissued.

With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common and preferred stock or proportionate number of converted preferred stock prior and subsequent to the reverse stock split will remain the same. Other than the conversion ratio, which will be automatically adjusted based up on the reverse stock split, the rights and preferences of shares of the Series A Preferred Stock prior to and subsequent to the reverse stock split will remain the same. The Board of Directors does not anticipate that the financial condition, the percentage of the stock owned by management, the number of shareholders, or any aspect of the current business would materially change as a result of the reverse stock split.

The reverse stock split will affect all of the shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in any of the shareholders owning a fractional share. The common stock issued and outstanding after the reverse stock split will remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result the company is subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Securities Exchange Act of 1934.

Effect on Market Price

The reverse stock split may cause an increase in the market price of our common stock, but it cannot be predicted what the actual effect of the reverse stock split will have on the market price. If the market price of our common stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Furthermore, the reverse stock split may not lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The reverse stock split will not affect the per share par value of our common stock. As a result of reducing the number of shares outstanding, however, on the effective date of the reverse stock split, the aggregate stated par value capital on our balance sheet attributable to our common stock outstanding would be reduced and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock will be increased because there would be fewer shares of our common stock outstanding.

The company presents earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from reverse stock splits occurs after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse stock split, each lot of twenty shares of our common stock will automatically be changed into one share of common stock. No additional action on the part of any shareholder will be required in order to effect the reverse stock split. Shareholders will not be required to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock. Please do not send the company your stock certificates.

In the reverse stock split, no certificate representing any fractional share interest in the post-split shares will be issued. Instead, all fractional shares will be rounded up, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process would increase slightly the holdings of those shareholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse stock split.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated there under, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all shareholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any shareholder’s proportionate interest in the assets or earnings and profits of the company, the reverse stock split will have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a shareholder’s basis in the post-split shares should equal that shareholder’s basis in the pre-split shares. A shareholder’s holding period for the post-split shares should be the same as the holding period for the pre-split shares exchanged therefor. Provided that a shareholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor should also be held as a capital asset.

As shareholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that shareholders would be treated as if the company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares will result in any gain or loss recognition by shareholders.

The company should not recognize gain or loss as a result of the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of the company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the company.

Vote Required for Approval of Reverse Stock Split

The reverse stock split required the approval of a majority of the total number of shares of common stock and Preferred Stock, voting together as a class with the Preferred Stock voting on an “as converted” basis.

ITEM 4 - ELECTION OF DIRECTORS

The Board of Directors currently consists of four members serving one year terms, who are Mary Grace, Charles Black, Elliot Cole and Thomas Volpe. The Board agrees with management and the vote of majority shareholders of the company that Mary Grace and Elliot Cole, be nominated and elected to continue to serve as directors, and that Alan D. Liker, Esq, be nominated and elected as an outside director and one additional outside director, who is to be named by IVI, as a term of an investment agreement being negotiated, as to which we make no assurance as to the outcome or conclusion of the agreement, to serve as directors until the annual meeting of shareholders in 2009: currently planned to be held in October, 2009, and to the shareholder vote nominating Charles R. Black with Thomas J. Volpe, as Chairman, to the Advisory Board of the Company.

Vote Required for Election of Directors

The election of the nominated slate of directors required the affirmative vote of a majority of the total number of shares of common stock and Preferred Stock, voting together as a class with the Preferred Stock voting on an “as converted” basis. On June 21, 2009, all outstanding shares of Preferred Stock, representing approximately 61% of the total number of shares outstanding, voted in favor of each of the nominees by written consent. As a result, each of the nominees was elected and no further vote of shareholders is required.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Directors and Executive Officers

The following table sets forth: (1) names and ages of persons who were appointed directors through the end of June 2009 and the persons who have been selected as our directors for the term until the Shareholder’s Meeting in 2009; (2) all positions and offices with us held by each such person; (3) the term or office of each person named as a director; and (4) any period during which he or she has served as such:

Name	Duration and Date of Expiration of Present Term	Position and Office with our Company	Age and Director Since
Mary A. Grace	One year 06/30/09	President, Chief Executive Officer, Chief Financial Officer and Director	59 - March 2001

Charles R. Black	One year 06/30/09	Director	55 - July 2006

Thomas J. Volpe	One year 06/30/09	Director	73 - April 2005

Elliot H. Cole	One year 06/30/09	Director	74 - April 2005

Nominee Directors to serve until Shareholder’s Meeting -Planned to be held in October, 2009

Name	Duration and Date of Expiration of Present Term	Position and Office with our Company	Age and Director Since
Mary A. Grace	Thru 10/31/09	President, Chief Executive Officer, Chief Financial Officer and Director	59 - March 2001

Elliot H. Cole	Thru 10/31/09	Director	74 - April 2005

Alan D. Liker, Esq. Outside Director	Thru 10/31/09	Director	65

Director – to be named by IVI

There is no understanding or arrangement between any directors or any other person or persons pursuant to which such individual, was or is to be, selected as one of our directors or as a nominee.

Employment Agreements

During the period covered by this Report, the Company entered into employment agreements with the following officers: None.

Business Experience

The following is a brief account of the experience of each of our current directors appointed for the new term and executive officers:

Mary A. Grace has been one of our directors since March 2001, and has also served as our President, Chief Executive Officer and Chief Financial Officer since that date. Between April 2001 and October 2000, Ms. Grace has served in the same capacities for IVI -Smart Technologies, Inc., a privately owned Delaware corporation and our parent. Between December 1997 and the current date,

Ms. Grace served as Chairman, President and Chief Executive Officer of Intermarket Ventures, Inc., a publicly owned Utah corporation and parent of IVI-Smart Technologies, Inc. In 1966 Ms. Grace was founder and served as a director of China Hi Tech American Telecommunications Ltd., a corporation engaged in international telecommunications. Between 1995 and 1996, Ms. Grace was one of the founders and an executive officer of Asia American Tele-Communications Corporation, a corporation engaged in telephony infrastructure development in Sichuan Province of the Peoples Republic of China. This company was sold to Metromedia Asia Corporation, a subsidiary of Metromedia International Group, Inc. Between 1993 and 1995, Ms. Grace was a founding partner and director of Asian Infrastructure Development Co., Ltd. and Solution Technologies, Ltd., corporations that became engaged in infrastructure development in the People’s Republic of China.

Tamio Saito. Mr. Saito served as a director and currently serves as the Company’s Chief Technical Officer and Executive Vice President. Mr. Saito is also the Chief Technical Officer of e-Smart’s®parent, IVI Smart Technologies, Inc. which has been renamed e-Smart® International, Inc and serves as Executive Vice President of Intermarket Ventures, Inc. Mr. Saito had served at Toshiba in various positions, including Marketing Manager in the Semiconductor Division, Group Leader and Senior Research Scientist in the R&D Center, as well as Manager of Technology for the Computer Division. At Toshiba, Mr. Saito was involved on the development of more than 400 inventions and in addition on 50 US patents. Mr. Saito has a degree in Physics from Tohoku University in Japan.

Charles R. Black serves as a Director of the Company. Mr. Black is best known as one of America’s leading Republican political strategists and has served as senior advisor to Presidents Reagan and Bush. He also served as a principal public spokesman for President Bush in the 1992 presidential campaign. During 1990, Mr. Black served on President George W. Bush’s campaign as a volunteer political advisor and surrogate spokesman and currently serves as Senior Advisor for Senator John McCain’s Presidential campaign. An attorney with more than twenty-five years of experience in government, public affairs and politics, Mr. Black has managed the successful elections of more than ten members of the U.S. Senate and more than a dozen members of Congress. Mr. Black serves as the principal legislative and public affairs advisor to several Fortune 500 companies and trade associations. He served as Co-Chairman of the Civitas Group, LLC., a unique multi-disciplinary security consulting firm. The leadership team at

Civitas is an impressive gathering of top security experts, including Robert H. Swindell, who spent nearly two decades with Lehman Brothers as head of its U.S. Technology Banking; David Howe, a former Special Assistant to President George W. Bush and the Senior Director for Emergency Preparedness and Response at the Homeland Security Council at the White House; Penrose “Parney” Albright, former Secretary of Homeland Security for Science and Technology; Richard A. Falkenrath is the former Deputy Assistant to the President and Deputy Homeland Security Advisor and also served as Special Assistant to the President and Senior Director for Policy and Plans within the Office of Homeland Security and Warren Rudman, former U.S. Senator from New Hampshire who served as Chairman of the President’s Foreign Intelligence Advisory Board under President Clinton and was Co-Chair of the U.S. Commission on National Security. The Civitas Group serves as a Consultant to the Company.

Elliot H. Cole serves as a Director of the Company. Mr. Cole was elected to our Board of Directors on April 7, 2005, having previously served as a member of our Advisory Board. Mr. Cole is senior counsel with the firm of Patton Boggs, LLP (Washington, DC) and has practiced corporate law in the nation’s capitol for more than 40 years, more than 30 of those years as a partner at Patton Boggs. Patton Boggs, through nearly four decades of practice, has established a reputation for cutting-edge advocacy by working closely with the US Congress and regulatory agencies in Washington. Patton Boggs, for example, has participated in the formation of every major multilateral trade agreement considered by Congress. The firm is a leader in merging public policy expertise getting results in both Washington and throughout the world. The firm is led by partners with extensive backgrounds in government service and with strong ties to both major political parties in order to be effective on Capitol Hill. In addition, Mr. Cole’s expertise includes the representation of early-stage companies. As a counselor of start-ups through mezzanine and later-stage financing, he assists with bringing along to maturity companies in a wide range of businesses. His broad-based contacts with financiers and investors have provided capital and management assistance to a number of firm’s clients over the years. Mr. Cole serves on the boards of numerous business, community and social organizations, and has been a trustee of his alma mater, Boston University, for more than 20 years.

Thomas J. Volpe serves as a Director of the Company. Mr. Volpe was elected to the Board of Directors on April 7, 2005 having previously served and continues as the Company’s Advisory Board Chairman. Mr. Volpe until recently was Senior Vice President, Financial Operations, of The Interpublic Group of Companies, Inc., Vice President and Treasurer of Colgate-Palmolive Company and a Principal of Deloitte, Haskins & Sells. At Interpublic, Mr. Volpe was responsible for the worldwide treasury management of this $7 billion company, including financial analysis, budgeting, approval of all investments, and the financing of mergers and acquisitions worldwide. He performed corporate controller functions, and conducted comprehensive strategic analyses and plans for the successful integration of acquired companies into the parent company. Mr. Volpe was in charge of Interpublic’s global enterprise Y2K security risk analysis, as well as the implementation and coordination of the Y2K security protection needed throughout the company’s operations in 160 countries. During his tenure at Colgate, Mr. Volpe maintained domestic and international banking relationships, negotiated unique global credit and financing arrangements, supervised an investment portfolio of $500 million, restructured $750 million of pension assets, and designed an international risk program constituting captive insurance operations including safety, security and loss prevention.

Each of the Company’s directors has indicated to us that he is not presently a director in any other company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such act or any investment company registered under the Investment Company Act of 1940.

Advisory Board

The Company has formed an Advisory Board to aid, assist and advise its Board of Directors. The Chairman of the Advisory Board is Thomas J. Volpe. Charles R. Black has agreed to join the Advisory Board upon his retirement as Director at the end of June 2009. The committee is currently made up of four members including Mr. Volpe. No member of the Advisory Board is presently receiving any monetary compensation from the Company. However, and as indicated herein under Executive Compensation, we The Company has granted stock and options to members of the Advisory Board. The following is a brief summary of the experience of the members of the Advisory Board.

Advisory Board Members

Thomas J. Volpe. Chairman (Bio Above)

Eugene P. Beard is a member of our Advisory Board and recently retired as Vice Chairman, Finance and Operations of The Interpublic Group of Companies, Inc., a worldwide advertising and marketing communications group with 400 offices in 120 countries, with more than 50,000 employees and revenues of more than $6 billion. Mr. Beard is a former Interpublic Group board member, and Chairman of its Finance Committee. Mr. Beard also serves on the boards of directors of Brown Brothers Harriman; Bessemer Trust Company; Mattel & Company and the Mattel Foundation; as well as MARC USA. As a member of the Advisory Council for Ethics and the Professions at Harvard’s John F. Kennedy School of Government, Mr. Beard established the Beard Graduate and Faculty Fellowship programs for Ethics in the Professions. He also founded the Beard Center for Leadership and Ethics in Business at Pittsburgh’s Duquesne University. Mr. Beard has been featured as an expert commentator and profiled in a number of media outlets, including Global Finance’s CFO Superstars, Investor Relations, Treasury Magazine, Forbes, Corporate Finance, Institutional Investor and Business Week. He has also appeared on CNBC News and PBS’s Nightly Business Report.

Charles R. Black (Bio above)

John J. DeLucca is a Member of our Advisory Board and is currently Executive Vice President and CFO of the REL Consultancy Group, a private international consulting company. Previously, he served as Executive Vice President, Finance and Administration, and CFO of Coty Inc., where he was responsible for all global finance and administration operations, including accounting, strategic planning, corporate development, all treasury, audit and control functions, legal information technology systems, tax and administration. Prior to that he served as RJR Nabisco, Inc.’s Senior Vice President and Treasurer where he was responsible for all corporate finance and treasury activities, including capital markets, banking, derivatives/swaps, foreign exchange, risk management, pension fund management and cash management. He served as Managing Director and CFO of Hascoe & Associates, President and CFO of the Lexington Group and Sr. VP, Finance and Managing Director of The Trump Group. Mr. DeLucca is a member of the boards of directors and serves as Chairman of the Audit Committees of the Elliott Company, Horizon Natural Resources and ITC

Deltacom. He is also currently on the board of directors of Enzo Biochem, Inc., and formerly a member of the boards of directors and Chairman of the Audit Committee of Edison Controls Corporation. Former directorships include Kash n Karry (sold to Food Lion); Nature’s Food Centers (sold to General Nutrition Centers); Emperor Clock Company; and RKO Century Warner Theaters (sold to Cinema Odeon). Mr. DeLucca is active as a guest speaker/lecturer for many financial institutions, including Merrill Lynch, Bank of America, Deutsche Bank, Sumitomo Bank, Ltd., Banque Paribas, Canadian Imperial Bank of Commerce, Pace University, Standard & Poor’s and NYU Stern School of Business.

Gary S. Messina served as director of the Company through June 2007 after which he has served as a member of the Advisory Board. Currently, Mr. Messina is Director of Global Strategies for Raytheon Corporation. He is responsible for developing new strategies for homeland security and defense as well as expanding existing markets in those areas for the corporation worldwide. Prior to joining Raytheon, he was a Corporate Director for L-3 Communications Headquarters’ Operations and was responsible for homeland security and defense operations domestically and internationally. Before joining L-3, Gary was the Strategic Development Executive for Titan Corporation prior to its being acquired by L-3 Communications in September 2005. His position, at the vice-president level, was created to develop holistic business concepts and long-term strategies for Titan both nationally and internationally. He participated in mergers, acquisitions and senior management matters. Gary was responsible for systems and approaches supporting the Department of Homeland Security and other large-scale government agencies and programs.

Previous to entering the private sector, he was the first Chief Information Officer for the Bureau of Citizenship and Immigration Services and a “plank-holder” within the newly formed Department of Homeland Security from where he retired in June 2004. During his tenure in the Federal Government he was a key player in the integration of the former Immigration and Naturalization Service operations into the DHS environment. Mr. Messina has served under five U.S. Presidents, and six INS Commissioners. He was instrumental in leading change during his 27-year career with the Immigration and Naturalization Service. His expertise within the Agency spanned numerous programs, organizational changes, and administrations. He demonstrated a unique combination of management and policy experience in immigration affairs, counter-terrorism, information technology and organizational analysis. In his tenure with the legacy INS, and prior to his retirement, he served as Acting, Executive Associate Commissioner, Deputy Associate

Commissioner, Assistant Commissioner, and Director of Research & Development, where he developed innovative technologies for counter-terrorism and counter intrusion programs within the agency.

Prior to joining INS, Gary served in the private sector as vice-president for international affairs for Tech-Mod Corporation. He has written or contributed to numerous articles, testified on policy matters before Congressional committee hearings and addressed professional meetings and academic forums on a wide variety of immigration and technical issues. His career in Washington D.C., began in 1969 as a staff assistant on Capitol Hill where, during those years, he worked for three U.S. Senators. In 1972, he jointed Tech-Mod Corporation (a subsidiary of LTV Aerospace, at that time) as director of their Small Business Investment Corporation. In 1979, he began his career within the U.S. Department of Justice. He was educated at the University of Maryland and at the Rutgers Graduate School of Business. He holds several advanced Federal Aviation Administration licenses, jet type-ratings and certificates. As well he is a member of MENSA, the Explorers Club, and a Fellow at the Washington Academy of Sciences.

Family Relationships

No family relationship exists between any of our directors or executive offices.

Involvement in Certain Legal Proceedings

Except as indicated herein, no event has occurred with respect to any of our present executive officers or directors or any nominee for director during the past five years which is material to an evaluation of the ability or integrity of such director or officer.

Except as set forth below and herein, we are not a party to any pending legal proceedings or aware of any pending legal proceedings against us that, individually or in the aggregate, would have a material adverse affect on our business, results of operations or financial condition. However, we do encounter frequent claims, threats, demands and litigation from third parties not included herein which management does not believe materially affect our current business operations. Some of the proceedings indicated herein are events which have occurred subsequent to the date of this report but are considered material and as such have been included with this report.

SEC Investigation.

We have received an Order Directing Private Investigation and Designating Officers to Take Testimony from the Securities and Exchange Commission (the “Commission”), dated September 10, 2007. Our directors and officers and certain other employees and former employees and attorneys have also received subpoenas from the Commission. We cannot predict the outcome of the investigation. If the Commission brings an enforcement and/or administrative action against us, it could result in, among other items, a civil injunctive order or an administrative cease-and-desist order being entered against us, in addition to the imposition of a significant civil, or potentially criminal, penalties. Moreover, the Commission investigation and/or any subsequent action could affect adversely our ability to have our common stock listed on a stock exchange and/or quoted over the counter, our ability to sell our securities and/or have our securities registered with the Commission and/or in various states, any or all of which could jeopardize our financial viability. The Company has cooperated with the Commission and has produced documents in response to various subpoenas. As of the date of filing, the investigation continues and is likely to continue to result in additional significant legal costs and expenses as well as other resources, including the management time and attention. This investigation and any subsequent action could provide a basis for additional lawsuits which may result in substantial legal costs and expenses to us, which, in turn, could adversely impact results of operations.

e-Smart Technologies, Inc., et al. v. ID Smart, et al. and related matters.

On or about September 11, 2006, the Company and IVI filed a civil action in the United States District Court for the Northern District of California against certain former consultants and a former Company executive for misappropriation of trade secrets and related claims. A similar action was filed on or about June 13, 2007 in Hawaii state court, with some additional claims and additional defendants and the Hawaii matter is currently inactive. The defendants have filed counter-claims which the Company believes are without merit. On or about January 5, 2009 Company was granted its motion for partial summary judgment on the Company’s claims in the Northern District of California action. Various delays have ensued primarily due to the Defendants’ need to obtain new counsel. A status conference with the court was held on June 22, 2009. Although the Company believes its claims are meritorious, as with any litigation, no assurances can be given as to the outcome.

ID Smart, et al. adv. IVI Smart Technologies, Inc., et al.

On or about October 4, 2007, certain of the Defendants in the Northern District of California action filed a separate lawsuit in the United States District Court for the Southern District of California, challenging the validity of Patent #7,278,025 B2, issued to IVI and licensed to the Company for Asia, China and the United States. On September 2, 2008, the District Court dismissed the case without prejudice due to a lack of case or controversy. No appeal was taken.

Occupational Safety and Health Administration Claim.

On or about January 23, 2008 a claim was filed by Richard Barrett, a former employee, with the Occupational Safety and Health Administration (“OSHA”) in San Francisco, California against the Company. The Company believes that such a claim is without merit and intends to vigorously defend the subject claim.

Legal Malpractice Lawsuit Settlement.

On June 10, 2008, the Company and related parties filed a Complaint against Thelen Reid Brown Raysman & Steiner LLP, and certain attorneys associated with such law firm (collectively “Thelen”) in the Supreme Court of New York, New York County. In March 2009 the parties agreed to a confidential settlement of the case. The Parties, jointly and severally, acknowledged and agreed that the settlement terms, including but not limited to the amount of the settlement, the Settlement Agreements, and any and all negotiations and records related thereto remain confidential.

Shareholders Derivative Action.

On or about October 27, 2008, a Shareholder Derivative suit was filed by Douglas Borwick in the United States District Court for the Southern District of New York. On March 16, 2009, the Judge Ordered the case dismissed without prejudice.

Involuntary Bankruptcy Petitions.

On October 30, 2008, certain individuals claiming to be creditors of the Company filed a petition for Involuntary Bankruptcy in the U.S. Bankruptcy Court, Southern District of New York (“Bankruptcy Court”) requesting relief from the Bankruptcy Court under Chapter 7 of the U.S. Bankruptcy Code as against the Company, IVI Smart Technologies, Inc. and Intermarket Ventures, Inc. (collectively the “Petitions”).

On April 29, 2009, a hearing was held before the Honorable Robert D. Drain in the Bankruptcy Court and the Court ordered that the Petitions, and each of them, be withdrawn with prejudice.

Taxes

Federal and California taxes are past due. The Company is in touch with two IRS agents, one for e-Smart and one for IVI. Both agents are collection agents assigned to collect the balance due for payroll taxes based on the quarterly tax returns which are being filed timely. The Company has and is continuing to make payments to them. The payments for e-Smart are greater than the increase in liability being incurred on a monthly basis. In the case of IVI the quarterly liability is greater than the payments made so far. The IVI agent has set the date of June 12, 2009, for IVI to get current on ongoing payroll, and either pay off the outstanding balance or obtain an approved payout agreement. The California agent has consolidated both company cases and payments have been made.

The Company cannot predict the possible damage to the Company from any of the above ongoing or future cases.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of common stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To the best of our knowledge, none of the executive officers or directors of the company have filed any documents under Section 16(a).

Code of Ethics

We have a Code of Ethics that applies to our principal executive officer, principal financial officer, principal technology officer, controller and/or persons performing similar functions.

Independent Directors

After a review of all relevant transactions and relationships of each director (and his family relationships), our board of directors has determined that Charles R. Black and Thomas J. Volpe would be considered independent directors.

EXECUTIVE COMPENSATION

Aggregate Compensation Covered

During fiscal years 2005, 2006 and 2007, the aggregate compensation paid to, accrued or set aside for any of our executive officers or directors was $250,000, $2,106,000, and $3,326,166, respectively.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation					Awards		Payments
Name and Position	Year	Salary	Bonuses	Other		Stock	Options	LTIP	Other
Mary A. Grace, President, CEO, CFO and Director	2005	$250,000	$—	$—	(5)	—	—	—	—
	2006	250,000	—	—	(5)	—	—	—	—
	2007	250,000	—	1,058,000	(1),(5)	—	—	—	—

Tamio Saito, Executive VP, and CTO	2005	—	—	—		—	—	—	—
	2006	56,000	—	—		—	—	—	—
	2007	218,166	—	1,500,000	(2)	—	—	—	—

Charles R. Black, Director Since July 2006	2005	N/A	N/A	N/A		N/A	N/A	N/A	N/A
	2006	—	—	450,000	(3)	—	—	—	—
	2007	—	—	75,000	(4)	—	—	—	—

Thomas J. Volpe, Director Since April 2005	2005	—	—	—		—	—	—	—
	2006	—	—	450,000	(3)	—	—	—	—
	2007	—	—	75,000	(4)	—	—	—	—

Elliot H. Cole, Director Since April 2005	2005	—	—	—		—	—	—	—
	2006	—	—	450,000	(3)	—	—	—	—
	2007	—	—	75,000	(4)	—	—	—	—

Gary S. Messina, Director July 2006 – June 2007	2005	N/A	N/A	N/A		N/A	N/A	N/A	N/A
	2006	—	—	450,000	(3)	—	—	—	—
	2007	—	—	75,000	(4)	—	—	—	—

Totals	2005	$250,000	$—	$—	(5)	—	—	—	—
	2006	306,000	—	1,800,000	(3),(5)	—	—	—	—
	2007	468,166	—	2,858,000	(1),(2)(3),(4),(5)	—	—	—	—

(1)	Represents the grant, pursuant to approval of the board, of 8,950,000 common shares on October 31, 2007 and 20,000,000 common shares on December 4, 2007, at 100% of market value.
(2)	Represents the grant, pursuant to approval of the board, of 12,500,000 common shares on May 9, 2007, at 100% of market value,
(3)	Includes the grant on July 13, 2006, of 2,500,000 common shares to each of the outside directors at 100% of market value, which grants were ratified by the board during July 2007.
(4)	Includes the grant, pursuant to approval of the board, of 2,500,000 common shares to each of the outside directors on November 5, 2007, at 100% of market value.
(5)

Includes accrued and deferred salary of $250,000 per year due to Mary A. Grace, the Company’s President and CEO for 2005, 2006 and 2007. Does not include, Mary Grace’s accrued and deferred annual salaries of $250,000 as President and CEO of IVI Smart Technologies, Inc., for 2005, 2006, 2007

and earlier and $250,000 as President and CEO of Intermarket Ventures, Inc. for 2005, 2006, 2007 and earlier the aggregate amount of which deferred salaries has accumulated to $1,750,000 and $2,500,000, respectively. During the periods of accrual and deferment of salary, the respective companies have agreed to pay all of Ms. Grace’s expenses, including all lodgings, food, clothing dental, medical, and preventative and alternative medical, travel, entertainment, public relations and any and all other expenses, at any time and place where Ms. Grace is engaged in conducting company business. Any expenses deemed strictly personal and unrelated to business by the companies’ auditors be are deducted from the total deferred compensation owed Ms. Grace. This does not include loans from Ms. Grace to Intermarket of approximately $2 million.

Option/SAR Grant Table

During the fiscal year ended December 31, 2007, the company’s board or directors approved options for the company’s officers, directors, advisory board members, inventors, engineers and consultants. Such options may not be formerly granted until the adoption the company’s options plan, which is anticipated to be submitted for shareholder approval in 2008. All such options will be subject to the terms of such stock options plan.

Aggregate Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

During the fiscal year ended December 31, 2007, no stock options or freestanding SAR’s were exercised.

Long-Term Incentive Plans – Awards in Last Two Fiscal Years

During the fiscal year ended December 31, 2007, the company’s board or directors approved options for the company’s officers, directors, advisory board members, inventors, engineers and consultants. Such options may not be formerly granted until the adoption the company’s options plan in 2008. All such options will be subject to the terms of such stock options plan.

Warrants

During the fiscal year ended December 31, 2007, no warrants to purchase shares of our common stock were issued or exercised.

Compensation of Directors and Advisors

During the fiscal year ended December 31, 2007, each of the Company’s four outside directors and two members of its advisory board received 2,500,000 and 500,000 common shares, respectively, for their services. The aggregate market value of the foregoing shares, based upon their date of issue, was $330,000. The share issuances were approved by the board in July 2007. The Company has agreed to implement a share compensation plan during 2008, which share compensation plan will be subject to shareholder approval.

Employment Contracts and Termination of Employment, and Change in Control Arrangements

The Company’s President & CEO Mary A. Grace, and Tamio Saito as our executive officers are employed pursuant to the terms of employment agreements and Richard Kim and our e-Smart Korea Employees previously entered into Employment Agreements with the Company. Management of the Company’s business and operations has been outsourced to the management executives and officers of e-Smart Korea headed by Managing Director Richard Kim.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Set forth below are the number of shares of our Common Stock, $.001 par value per share, owned beneficially, or known by us to be owned beneficially, by any director, executive officer or holder of more than 5% of any class of such security at June 2, 2008:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class (5)
IVI Smart Technologies, Inc. 526 West 26th Street Suite 710 New York, NY 10001	1,140,858,075	(1)	61.01%

Intermarket Ventures, Inc. 526 West 26th Street Suite 710 New York, NY 10001	132,096,027		7.06%

Mary A. Grace 526 West 26th Street Suite 710 New York, NY 10001	39,200,000	(2),(3)	2.10%

Tamio Saito 526 West 26th Street Suite 710 New York, NY 10001	15,000,000	(4)	0.64%

(1)

Represents the as converted common share equivalent of the 17,500,000 shares of Series A Preferred outstanding, which may be converted to common shares on the basis of 65.191890 common shares per each share of Series A Preferred.

(2)	Does not include approximately 39,628,808 shares of our common stock which may be attributable to Ms. Grace by virtue of her 30% equity ownership of Intermarket Ventures, Inc.
(3)

Does not include: (i) an aggregate of 9,050,000 shares owned of record by James Michael Phelan; or (ii) an aggregate of 9,175,000 shares owned of record by John Daniel Phelan, each adult sons of Mary Grace, neither of whom reside with her; (iii) an aggregate of 300,000 shares owned by Michele, Steven and Virginia Grace, family of Mary Grace, none of whom reside with her; or (iv) an aggregate of 950,000 shares owned of record by David N. Phelan, Ms. Grace’s former spouse. Ms. Grace disclaims beneficial ownership of the shares owned by her former spouse, adult children, and her family.

(4)	Does not include approximately 13,609,203 shares of our common stock which may be attributable to Mr. Saito by virtue of his 10% ownership of Intermarket Ventures, Inc.
(5)	Based upon 729,053,509 common shares outstanding at June 2, 2008, including the as converted common stock equivalent of the 17,500,000 shares of Series A Preferred (1,140,858,075 common shares).

Security Ownership of Management

Set forth below are the number of shares of our Common Stock, $.001 par value per share owned beneficially by each of our executive officers and directors and by all of our executive officers and directors as a group at June 2, 2008:

	Ownership		Percent(5)
Mary A. Grace 526 West 26th Street, #710 New York, NY 10001	39,200,000	(1)(2)	2.09%

Tamio Saito 526 West 26th Street # 710 New York, NY 10001	15,000,000	(3)	0.80%

Charles B. Black 526 West 26th Street, #710 New York, NY 10001	5,000,000	(4)	0.27%

Thomas J. Volpe 526 West 26th Street, #710 New York, NY 10001	5,000,000	(4)	0.27%

Elliott H. Cole 526 West 26th Street, #710 New York, NY 10001	5,000,000	(4)	0.27%

All officers and directors as a group of five persons	69,200,000	(1),(2),(3),(4)	3.70%

(1)	Does not include: (i) an aggregate of 9,050,000 shares owned of record by James Michael Phelan; or (ii) an aggregate of 9,175,000 shares owned of record by John Daniel Phelan, each adult sons of Mary Grace, neither of whom reside with her; (iii) an aggregate of 300,000 shares owned by Michele, Steven and Virginia Grace, family of Mary Grace, none of whom reside with her; or (iv) an aggregate of 950,000 shares owned of record by David N. Phelan, Ms. Grace’s former spouse. Ms. Grace disclaims beneficial ownership of the shares owned by her former spouse, adult children, and her family.

(2)	Does not include approximately 39,628,808 shares of our common stock which may be attributable to Ms. Grace by virtue of her 30% equity ownership of Intermarket Ventures, Inc.
(3)	Does not include approximately 13,609,203 shares of our common stock which may be attributable to Mr. Saito by virtue of his 10% ownership of Intermarket Ventures, Inc.
(4)	Includes the grant, pursuant to approval of the board, of 2,500,000 common shares on July 13, 2006, and 2,500,000 common shares on November 5, 2007, to each of the outside directors at 100% of market value.
(5)	Based upon 729,053,509 common shares outstanding at June 2, 2008, including the as converted common stock equivalent of the 17,500,000 shares of Series A Preferred (1,140,858,075 common shares).

Changes in Control

There have been no changes in control of the company during the fiscal year ended December 31, 2007.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2007, with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by security holders; and (ii) all compensation plans not previously approved by security holders.

Equity Compensation Plan Information

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCES UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN
Equity compensation plans approved by security holders	None	$	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Plan of Recapitalization, IVI received 17,500,000 shares of the Series A Preferred in exchange for their forgiveness of amounts owed by the Company, the surrender of their common stock interest. Shares of the Series A Preferred are convertible into shares of common stock at a conversion ratio of 65.191890 shares of common stock for each share of Series A Preferred. Holders of Series A Preferred are entitled to vote their shares on an “as converted” basis with the outstanding common stock and as a result represented approximately 61% of the total number of shares outstanding on May 27, 2009. IVI is a principal shareholder of the Company. Intermarket Ventures, Inc. is the principal shareholder of IVI. Mary A. Grace, our President, CEO and CFO, is a director, CEO and a principal stockholder of IVI, and its shareholder Intermarket. Tamio Saito, our Senior VP and CTO, is also an executive officer and a principal stockholder of IVI and Intermarket. The company licenses all of its technology from IVI.

Mary Grace, the Company’s President and CEO, accrues and defers her annual salary of $250,000. Ms. Grace is also entitled to a salary of $250,000 as President and CEO of IVI Smart Technologies, Inc. and $250,000 as President and CEO of Intermarket Ventures, Inc., both of which have been accrued and deferred. The aggregate amount of such deferred compensation due by all three entities has accumulated to $4,250,000 as a loan entitled to priority rights. During the period of accrual and deferment of salary by Ms. Grace, the Companies have agreed to pay all of Ms. Graces expenses, including lodgings, food, clothing dental, medical, and preventative and alternative medical, travel, entertainment, public relations marketing, and any and all other expenses, at any time and place where Ms. Grace is conducting company business. Any expenses deemed to be strictly personal and unrelated to business by the companies’ auditors are deducted from the total deferred compensation owed Ms Grace by the respective companies.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 25, 2009

e-Smart Technologies, Inc.

By:	/s/ Mary A. Grace
Mary A. Grace, President,
Chief Executive Officer

/s/ Tamio Saito
Tamio Saito
Executive Vice President & Chief Technology Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/ Mary A. Grace
Mary A. Grace, Director

By:	/s/ Charles B. Black
Charles B. Black, Director

By:
Thomas J. Volpe, Director

By:	/s/ Elliott H. Cole
Elliott H. Cole, Director

Dated: June 25, 2009